Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Spartacus Acquisition Shelf Corp. (the “Company”) for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Igor Volshteyn, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Amendment fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 22, 2021	/s/ Igor Volshteyn
Igor Volshteyn
President
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)